Exhibit 99.1

WHO WE ARE Diversified banking organization in one of the most desirable, affluent markets in the country $643.7 million in total assets as of September 30, 2006; opened for business in November 1998 Five banking offices, an LPO, three mortgage origination offices, a wealth management team and a full-service insurance agency NASDAQ Traded "ABVA"

Emphasis on small to medium sized businesses with complementary, full service consumer services Broad array of financial services products Stable, steady performer with responsive and experienced management Strong credit culture and discipline WHO WE ARE

Competitive Approach Speed & Responsiveness We meet or exceed customer timelines Execution & Reliability We deliver on our commitments Customization & Flexibility We adjust our products to meet customer needs while meeting our own financial objectives WHY WE ARE DIFFERENT

To build long-term relationships by listening to our clients, understanding their needs and providing customized financial solutions that exceed their expectations. OUR MISSION

WHO WE ARE Thomas A. Young, Jr., President and Chief Executive Officer 37 years of banking experience Paul M. Harbolick, Jr., CPA Executive Vice President and Chief Financial Officer 25 years of financial experience John B. McKenney, III, Senior Vice President, Chief Credit Officer 28 years of banking experience

WHO WE ARE Frank H. Grace, III President, Alliance Home Funding Head of the Private Client division 28 years of banking experience Thomas Patrick Danaher, President, Alliance Insurance Agency 20 years of insurance experience

WHO WE ARE Craig W. Sacknoff, Senior Vice President, Director Residential Real Estate Finance 35 years of banking experience Michael C. O'Grady, Senior Vice President, Director of Commercial Banking 32 years of banking experience

Comprised of regional business leaders including CPAs, Insurance, Association and Construction Professionals, Alliance's Board of Directors represents a distinguished collection of innovative, yet fiscally conservative individuals. BOARD OF DIRECTORS

WHERE WE ARE

WHERE WE ARE

WHERE WE ARE ROCKVILLE

OUR MARKET AREA The region is one of the wealthiest in the nation with a median household income of $71,059 The area has added 72,400 new jobs since September 2005 At 3.2%, the area is tied with Phoenix with the lowest unemployment rate in the country Over the next four years, the Washington area economy will increase by 256,000 jobs - 20% more than the last four years

Source: GMU Center for Regional Analysis NET NEW JOBS 2005

Net JOB GROWTH 2001-2005 Source: GMU Center for Regional Analysis

OUR MARKET AREA With the region's population projected to increase from 5.9 million to 6.3 million by 2008, Greater Washington is poised to maintain its vibrant economy The presence of the Federal Government acts as an economic stabilizer for the entire region

EMPLOYMENT BY SECTOR Source: GMU Center for Regional Analysis

LOCAL HOUSING MARKET Market continues to cool and return to more "Normal" 2006 price increases expected to be in the 2% - 5% range - not the 22% seen in 2005 Days on the Market is nearing 90 Softening of market is most pronounced in the higher- end product types

OUR PERFORMANCE

TOTAL ASSETS CAGR 2001-2005 = 43.4% As of 9/30/2006

TOTAL LOANS CAGR 2001-2005 = 54.9% As of 9/30/2006

LOAN PORTFOLIO As of 9/30/2006

LOAN PORTFOLIO Owner Occupied RE Investment

CREDIT QUALITY Strong credit culture; minimal net chargeoffs since inception. Allowance for loan losses as of 9/30/2006 1.15% No nonaccrual loans or OREO $3.3 million of loans with a specific allocation of the allowance as of 9/30/2006

TOTAL INVESTMENTS CAGR 2001-2005 = 38.9% As of 9/30/2006 As of 9/30/2006

INVESTMENT PORTFOLIO As of 9/30/2006

TOTAL DEPOSITS CAGR 2001-2005 = 43.9% As of 9/30/2006 As of 9/30/2006

DEPOSIT COMPOSITION DDA Deposits* = 44.9% *As a percentage of total deposits as of 9/30/2006 $442.9

NET INCOME NET INCOME

CORE EARNINGS

EARNINGS PER SHARE, DILUTED $0.19 $0.20 $0.20 $0.24 *All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on 6/30/2006. Trailing 12 months earnings: $0.86 $0.23

LOOKING AHEAD Grow our team of experienced commercial bankers Three new Commercial Bankers hired in September 2006 Strategic expansions and acquisitions Fredericksburg LPO Manassas insurance acquisition Focused, niche Practice Groups Government Contracting Service Industries Mine existing client base for cross-selling opportunities

LOOKING AHEAD Remain committed to improving financial performance Improve ROE and ROA Enhance EPS Increase Net Interest Margin

WHY ALLIANCE Exceptional marketplace Proven track record of success Stable, growing earnings Strong management team Focused and consistent expansion Strong emphasis on credit quality

ATTRACTIVE GROWTH STOCK VALUATION November 17, 2006 Closing Price $15.90 Price to Book Multiple 1.65X Price to Trailing Earnings Multiple 18.5X

FORWARD LOOKING STATEMENT This presentation and other communications and statements by the Company and its management may contain "forward-looking statements," including statements about our beliefs, plans, objectives, goals, expectations, estimations and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. For information concerning these factors and related matters, you should refer to the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10- Q, as filed with the Securities and Exchange Commission; in particular, you should refer to the sections of those reports entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations." Please note that we do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by us or on our behalf.

Visit us on-line at: www.alliancebankva.com Thank you for your time and interest in our company.